CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin Templeton Variable Insurance Products Trust of our report dated February 15, 2019, relating to the financial statements and financial highlights, which appears in Franklin Allocation VIP Fund, Franklin Flex Cap Growth VIP Fund, Franklin Global Real Estate VIP Fund, Franklin Growth and Income VIP Fund, Franklin Income VIP Fund, Franklin Large Cap Growth VIP Fund, Franklin Mutual Global Discovery VIP Fund, Franklin Mutual Shares VIP Fund, Franklin Rising Dividends VIP Fund, Franklin Small Cap Value VIP Fund, Franklin Small-Mid Cap Growth VIP Fund, Franklin Strategic Income VIP Fund, Franklin U.S. Government Securities VIP Fund, Franklin VolSmart Allocation VIP Fund, Templeton Developing Markets VIP Fund, Templeton Foreign VIP Fund, Templeton Global Bond VIP Fund, and Templeton Growth VIP Fund’s Annual Report on Form N-CSR for the year ended December 31, 2018.  We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

April 23, 2019